Exhibit 23.2

INDEPENDENT AUDITORS’ CONSENT AND REPORT ON SCHEDULE

Board of Directors

Sweetheart Holdings Inc.

      We consent to the use in this Amendment No. 2 to Registration Statement Nos. 333-101363 and 101363-01 of Sweetheart Holdings Inc. and Sweetheart Cup Company Inc. on Form S-4 of our report dated December 2, 2002 (January 2, 2003 as to the last paragraph of Note 27) with regard to the consolidated financial statements of Sweetheart Holdings Inc., appearing in the prospectus, which is part of this Registration Statement, and to the reference to us under the heading “Experts” in such prospectus.

      Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Sweetheart Holdings Inc. listed in Item 21(B). This financial statement schedule is the responsibility of the management of Sweetheart Holdings Inc. Our responsibility is to express an opinion based on our audits. In our opinion, such financial statement schedule, when considered in relation to the basic consolidated financial statements taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ DELOITTE & TOUCHE LLP

Baltimore Maryland

January 24, 2003